October 25, 2002


         As counsel for Liberty-Stein Roe Funds Income Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-02633:

                                                                     Exhibit
                                        Date of    Date of           to PEA
               Series                   Opinion    Filing      No.     No.
               ------                   -------    ------      ---     ---

SteinRoe Income Fund (now named
  Liberty Income Fund)                 12/20/87    08/16/96   10(b)     29
SteinRoe Intermediate Bond Fund
  (now named Liberty Intermediate
   Bond Fund)                         12/20/87    08/16/96   10(b)     29


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                               Very truly yours,

                                                          BELL, BOYD & LLOYD LLC


                                                         By /s/ Cameron S. Avery
                                                                Cameron S. Avery